EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of our name, to references to our firm as independent petroleum engineers and to the inclusion of information contained in our report dated January 6, 2012 (effective as of December 31, 2010), in Amendment No. 3 to Current Report on Form 8-K/A dated October 20, 2011 (the “Report”) of Legend Oil and Gas, Ltd. (the “Company”). We also consent to the incorporation by reference of our report in the Report and in the Company’s Registration Statement on Form S-8 (File No. 333-174413).

/s/ InSite Petroleum Consultants Ltd.

Calgary, Alberta

February 22, 2012